Exhibit 2 to Schedule 13G
AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G
The undersigned hereby agree as follows:
(i) Each of them is individually eligible to use the Schedule 13G to which this Exhibit 2 is attached, and such Schedule 13G is filed on behalf of each of them; and
(ii) Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.
Camelot Securities Limited
Signature: /s/ Olivia Morris
Name: Olivia Morris
Title: Director
Date:12 March 2007
Janus Limited, acting on behalf of that certain trust formed under the laws of The Bermuda Islands as of 14 September 2005
Signature: /s/ Mark Stoleson
Name: Mark Stoleson
Title: Director
Date:12 March 2007
Galahad Securities Limited
Signature: /s/ Mark Stoleson
Name: Mark Stoleson
Title: Director
Date:12 March 2007
Legatum Capital Limited
Signature: /s/ Mark Stoleson
Name: Mark Stoleson
Title: Director
Date:12 March 2007
Legatum Global Holdings Limited
Signature: /s/ Mark Stoleson
Name: Mark Stoleson
Title: Director
Date:12 March 2007

Legatum Global Investment Limited
Signature: /s/ Mark Stoleson
Name: Mark Stoleson
Title: Director
Date:12 March 2007
Senate Limited, acting on behalf of that certain trust formed under the laws of The Cayman Islands as of 1 July 1996
Signature: /s/ Mark Stoleson
Name: Mark Stoleson
Title: Director
Date:12 March 2007